UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377 Vero Beach, Florida 32963
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On during last week the Company entered into a lending agreements with each of three (3) of its historical institutional investors, Cavalry Fund, AJB and Mercer Street Capital (“the Lenders”). The notes provide $50,000 of proceeds each, are for 12-month period, and earn interest at ten percent (10%) per year. The Lenders and the Company have agreed that the use of the proceeds are intended to fund compliance related costs such as SEC reporting, audit, legal and accounting related. The Company expects to enter into similar agreements with other investors to meet its continuing costs for compliance. A copy of the form of notes can be found in the exhibits to this filing.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On February 27, 2024, Mitesco, Inc. (the “Company”) decided to change its independent registered public accountants, and accordingly dismissed RBSM LLP. The reports on the Company’s financial statements during the  years ended December 31, 2022 and 2021  and the subsequent interim period through February 27, 2024  did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except the report contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as a result of reporting  an accumulated deficit and  recurring losses. The decision to change independent registered public accountants was approved by the Board of Directors. There were no disagreements with RBSM, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to RBSM, LLP’s satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its report. The Company has provided RBSM, LLP with the contents of this current report on Form 8-K and has requested that RBSM, LLP furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this report, and if not, stating the respects in which it does not agree.

A copy of the letter from RBSM, LLP to the Securities and Exchange Commission is filed as Exhibit 16.1 hereto.

On February 27, 2024, the Board of Directors approved the engagement of Accell Audit & Compliance, P.A. (“Accell”) as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (http://www.theaccellgroup.com).

During the years ended December 31, 2022 and December 31, 2023 and through February 27, 2024, neither the Company nor anyone on its behalf has consulted Accell with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Accell concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a) (1)(v) of Regulation S-K).

Item 8.01	Other Events.

The Board of Directors has authorized the creation of a new Advisory Board whose participants shall include subject matter experts in certain business areas under consideration by the Company. These positions are “non-executive” and as such are not governed by Section 16 of the Securities Act. The compensation for the participants shall be $60,000 per year paid though the issuance of restricted common stock. The per share valuation to be used shall be determined by the Board of Directors based on the market of the Company’s common stock at the time of the appointment.

Insight as to the purpose of an Advisory Board is below:

https://www.dlapiperaccelerate.com/knowledge/2017/advisory-boards-what-why-who-when-and-how.html

An advisory board is a flexible, informal body that is created by the board of directors to provide the company's management team with non-binding strategic advice. Advisory boards can help budding companies acquire subject matter expertise, coach a CEO or management team, accelerate access to customers and channel partners by making industry-appropriate introductions that increase sales. It is possible to form advisory boards that address unique industry-specific concerns, such as scientific, medical, technical or energy issues. The idea of informality is key: the members of the advisory board do not have the authority to vote on matters brought to the board of directors and may only attend a meeting of the board of directors if they are invited. Also, the members of the advisory board are not bound by fiduciary duties and are not entitled to indemnification.

Item 9.01	Financial Statements and Exhibits.

Exhibits	Description
10.1	Form of bridge note Cavalry and Mercer - February 2024
16.1	Auditor Transition Letter from RBSM to the SEC
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2024	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO